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                                                                    EXHIBIT 10.3

                                     Linda A. Daniel
                                     -------------------------------------------
                                     Name of Key Employee

                                     January 13, 2005
                                     -------------------------------------------
                                     Date of Agreement

                              PEOPLES SAVINGS BANK

                        KEY EMPLOYEE SEVERANCE AGREEMENT

      This agreement is entered as of the date set forth above into between Peoples Savings Bank (the "Employer") and the undersigned key employee of the Employer named above (the "Key Employee").

      1. Severance Benefits. In the event the employment of the Key Employee is terminated (i) by the Employer other than for Cause, or (ii) by the Key Employee for Good Reason after Employee gives written notice to Employer and after the Employer has failed to cure pursuant to the "Opportunity to Cure" provisions of paragraph three (3) hereunder, the Key Employee shall be entitled to and shall be paid the following severance benefits, which severance benefits shall be payable in cash (less ordinary withholdings for taxes, benefits, etc.) by the Employer to the Key Employee within thirty (30) days after such termination of employment:

      (a) The amount of any unpaid base salary and accrued vacation pay of the Key Employee accruing through the date of termination of employment, determined at the base salary rate in effect for the Key Employee at such date, and

      (b) An amount equal to six (6) months pay plus one week pay for each year of service (the "Severance Period").

      (c) In addition to the foregoing cash payments, Employer shall make Key Employee's COBRA Health Insurance payments for the Severance Period, provided Employee was participating in the Employer's group health insurance program on the date of termination.

      2. Term of Agreement. The term of this Agreement shall be three (3) years from the date of this Agreement. At the end of the initial term of the Agreement, the Agreement may be extended by a writing signed by Employer and Employee for an additional term of three (3) years or such greater or lesser period as Employer and Employee may agree.

      3. Definitions. As used herein, the following terms shall have the meanings set forth below.

      "Cause" means the willful engaging by the Key Employee in malfeasance or felonious conduct which in any material respect impairs the reputation, good will or business position of

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the Employer or involves misappropriation of the Employer's funds or other assets, or a failure to materially fulfill the responsibilities of the Key Employee's position with Employer.

      "Good Reason" means (i) a reduction in base salary or fringe benefits (except for a reduction in fringe benefits which is required by law to maintain any tax benefits relating thereto or is applied universally to such fringe benefits of all employees of Employer) paid and provided by the Employer to the Key Employee, (ii) a materially adverse change in the terms of the bonus program applicable to the Key Employee, (iii) a material reduction in the authority of the Key Employee, (iv) a material change in the duties and responsibilities of the Key Employee, (v) the failure by Employer to provide and credit the Key Employee with the number of paid vacation days to which he is then entitled in accordance with the Employer's normal vacation policy as in effect on the date of the signing of this agreement or (vi) the Employer's requiring the Key Employee to be based more than 30 miles from where Employee's office or place of employment is located upon the signing of this agreement.

      "Opportunity to Cure" means that if Key Employee intends to terminate employment for Good Reason, then Key Employee shall give thirty (30) days written notice to Employer of Key Employees' intention to terminate employment for Good Reason. During such thirty (30) day period Employer may, at Employer's option, correct the occurrence of a Good Reason by compensating Employee or by taking such other action as would eliminate the existence of Good Reason as defined above.

      4. Non-Disclosure Restrictive Covenants. Key Employee recognizes and acknowledges that the knowledge of the business activities and plans for business activities of Employer and affiliates thereof, as such affiliates may exist from time to time, is a valuable, special and unique asset of the business of Employer. Key Employee will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of Employer or any affiliate thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever except as required by legal process or pursuant to a formal regulatory request. In the event of a breach or threatened breach by Key Employee of the provisions of this section, Employer will be entitled to a temporary restraining order, preliminary and permanent injunction restraining Key Employee from violating the provisions of this section or from threatening to violate such provisions. Nothing herein will be construed as prohibiting Employer from pursuing any other remedies available to Employer for breach or threaten to breach, including the recovery of money damages from Key Employee.

      5. Non-Solicitation Restrictive Covenants. For a period of one (1) year after a termination of employment, Key Employee agrees not to solicit customers of the Bank for any purpose related directly or indirectly to any business in which the Bank is engaged during the term of this agreement. Key Employee also agrees not to solicit to hire any employees of the Bank for a period of one (1) year after the termination of Employment.

      6. Covenant Not to Compete Restrictive Covenants. As a material inducement to execute this Agreement, Key Employee agrees that in the event of any termination under this Agreement, Key Employee will not compete with Employer
(a) during the Severance Period beginning on the date of any termination of employment of Key Employee and (b) within a geographic area of fifty (50) miles of Troy, Ohio. Employer may enforce the provisions of this

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section by suit, for damage, injunction, or both. The parties acknowledge that
Employer would be irreparably injured by the breach of any provision of this section, and money damages alone would not be an appropriate measure of harm to Employer from such continuing breach. Therefore, equitable relief, including specific performance of these provisions by temporary restraining order, for preliminary or permanent injunction, would be an appropriate remedy for breach by these provisions.

      7. Arbitration. (a) Except as provided in Paragraph (b) hereunder, any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be resolved by the Employee and the Employer, including any dispute as to the calculation of the Employee's benefits or any reduction of the Severance Payment pursuant to Section 1(a) and (b) above, shall, at the instance of either the Employee or the Employer, be submitted to arbitration in accordance with Ohio Law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Employer and the Employee. Judgment may be entered on the arbitrator(s)' award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement; (b) as an exception to the mandatory arbitration provisions of these sections and mediation provisions of Section 7, Employer and Key Employee are not bound to arbitrate or mediate any claim or controversy arising out of or relating to this Agreement in the event Employer seeks to enforce any of the restrictive covenants contained in Section 3, 4, and 5 above.

      8. Mediation. Prior to engagement of arbitration the parties shall make a good faith effort to mediate any controversy or claim arising out of or relating to the Agreement or breach thereof.

      9. No Mitigation or Reduction of Benefits. The Key Employee is not required to mitigate the amount of any benefits to be paid by the Employer pursuant to this agreement by seeking other employment or otherwise, nor shall the amount of any benefits provided for in this agreement be reduced by any compensation earned by the Key Employee as the result of employment by another employer after the termination of the Key Employee's employment with the Employer.

      10. No Employment Rights or Obligations Established. This agreement does not establish any rights on the part of the Key Employee to continue employment by the Employer, nor does it establish any obligations on the part of the Key Employee to continue his employment with the Employer, it being understood and agreed that this agreement relates solely to certain benefits to be provided to the Key Employee in the event of the termination of Key Employee's employment by Employer without cause or by Employee with Good Reason.

      11. Amendments. This agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto.

      12. Other Agreements. This agreement does not supersede or affect in any way, nor is it affected in any way by, any other existing agreement between the Employer and the Key

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Employee. Further, no future agreement, nor shall this agreement affect such future agreement, unless the future agreement specifically so provides and is executed by both the Employer and the Key Employee.

      13. Successors and Assigns. This agreement is personal to the Key Employee and may not be assigned by him otherwise than by will or the laws of descent and distribution. This agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Company and it successors and assigns.

      14. Governing Law. This agreement is made and is expected to be performed in Ohio, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under with reference to the laws of the State of Ohio.

      IN WITNESS WHEREOF, this agreement is executed by the parties effective the date first set forth above.

Employer:                            Key Employee:

PEOPLES SAVINGS BANK OF TROY

By: /s/ Ronald B. Scott              /s/ Linda A. Daniel
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    Ronald B. Scott, President       (Signature)

                                     Linda A. Daniel
                                     -------------------------------------------
                                     (Name)

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